                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        P&F INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             P & F INDUSTRIES, INC.
                                300 SMITH STREET
                          FARMINGDALE, NEW YORK 11735

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1998

To the Stockholders of P & F Industries, Inc.:

    The Annual Meeting of Stockholders of P & F Industries, Inc. will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 27, 1998 at 10:00 A.M., for the following purposes:

        (1) To elect two directors to hold office for three years;

        (2) To ratify the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the fiscal year ending December 31, 1998; and

        (3) To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

    In accordance with the provisions of the Company's by-laws, the Board of Directors has fixed the close of business on April 27, 1998 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

    Your attention is directed to the accompanying Proxy Statement.

    You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

                                          By order of the Board of Directors

                                          Joseph A. Molino, Jr.

                                          SECRETARY

Dated: April 30, 1998

       Farmingdale, New York

                             P & F INDUSTRIES, INC.
                                300 SMITH STREET
                          FARMINGDALE, NEW YORK 11735

                             ---------------------

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of P & F Industries, Inc. (the "Company") to be used at the meeting of stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 27, 1998 at 10:00 A.M., at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about April 30, 1998.

    As of April 27, 1998, there were 3,204,345 shares of the Company's Class A Common Stock, $1.00 par value (the "Class A Common Stock"), outstanding. Each share of Class A Common Stock is entitled to one vote. Holders of record of Class A Common Stock at the close of business on April 27, 1998 will be entitled to notice of, and to vote at, the Annual Meeting. The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such service) may solicit proxies by telephone or otherwise.

    All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein and for the confirmation of the appointment of BDO Seidman, LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 1998. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy.

    For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares of Class A Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

                             ELECTION OF DIRECTORS

    As permitted by Delaware law, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of eight members, with three members in each of two classes and two members in the third class.

    This year the term of a class consisting of two directors expires. Management proposes that Messrs. Richard A. Horowitz and Earle K. Moore, whose terms of office expire in 1998, be re-elected as directors to serve for terms to expire at the 2001 annual meeting of stockholders. Unless otherwise indicated, the enclosed proxy will be voted for the election of such nominees. Should any one or more of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees. In connection with his retirement, Leon D. Feldman resigned from the Board of Directors effective April 8, 1998 and Neil Novikoff was elected to serve the balance of Mr. Feldman's term which expires in 1999.

    Directors will be elected by the plurality vote of the holders of the Class A Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOREGOING NOMINEES.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTORS

    Set forth below is the name and age of each nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for the past five years. The information set forth below is as of April 27, 1997.

                                                                                            SERVED AS
                                                                                            DIRECTOR
                                                                                          CONTINUOUSLY
NAME                                                                            AGE           SINCE
--------------------------------------------------------------------------      ---      ---------------
DIRECTORS TO SERVE IN OFFICE UNTIL 2001:
Richard A. Horowitz.......................................................          48           1975
Earle K. Moore............................................................          76           1987

DIRECTORS TO CONTINUE IN OFFICE UNTIL 1999:
Robert L. Dubofsky........................................................          58           1990
Neil Novikoff.............................................................          44           1998
Marc A. Utay..............................................................          38           1992

NOMINEES TO CONTINUE IN OFFICE UNTIL 2000:
Sidney Horowitz...........................................................          77           1962
Arthur Hug, Jr............................................................          75           1987
Dennis Kalick.............................................................          45           1997

    Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986.

    Earle K. Moore is counsel to, and a former member of, the law firm of Bondy & Schloss.

    Robert L. Dubofsky has been Managing Director of BWD Group Limited (formerly Blumencranz, Klepper, Wilkins & Dubofsky, Ltd.), an insurance brokerage group, since April 1992.

    Neil Novikoff has been a partner in the law firm of Willkie Farr & Gallagher for more than the last five years.

    Marc A. Utay has been a Managing Director of Wasserstein Perella Co., Inc., an investment banking firm, since May 1993. From October 1991 until May 1993, Mr. Utay was a Managing Director of BT Securities Corporation.

    Sidney Horowitz has been Chairman Emeritus of the Board of Directors since November 1995 and was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1968 to November 1995. Sidney Horowitz is the father of Richard A. Horowitz.

    Arthur Hug, Jr., who is retired, was the President of Vanguard Ventures, Inc. from 1987 to 1989 and was Chairman of North American Bancorp from 1974 to 1987.

    Dennis Kalick has been a partner in the accounting firm of Mindes, Roth and Weinisch, LLP since 1993. For more than five years prior to 1993, Mr. Kalick was engaged in the private practice of providing accounting and financial consulting services.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During 1997, the Board of Directors held three meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which he served. The Board of Directors has an Audit Committee and a Stock Option Committee, the current members of each of which are Messrs. Arthur Hug, Jr., Earle K. Moore, Robert L. Dubofsky and Dennis Kalick. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope and the results of the annual audit and reviews the overall internal controls of the Company. During 1997, the Audit Committee met once. The Stock Option Committee administers the Stock Option Plan. During 1997, the Stock Option Committee met three times. The Board does not have a nominating or a compensation committee or a committee performing similar functions.

DIRECTOR COMPENSATION

    During 1997, each director who was not an employee of the Company or any of its subsidiaries received fees of $3,500 plus $1,250 for each meeting of the Board of Directors or Audit Committee attended. During 1997, each director who was not an employee of the Company also received an option to purchase 2,000 shares of Class A Common Stock. Directors who are also employees of the Company are not compensated for their duties as directors.

                         OWNERSHIP OF EQUITY SECURITIES

    The following table shows the beneficial ownership of Class A Common Stock as of April 27, 1998, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"), by (i) each director and nominee for director, (ii) each executive officer listed in the Summary Compensation Table, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Class A Common Stock and (iv) all directors and executive officers as a group.

    Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Class A Common Stock indicated.

                                                                                       AMOUNT
                                                                                     AND NATURE        PERCENT
                                                                                     BENEFICIAL          OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNERSHIP         CLASS
--------------------------------------------------------------------------------  -----------------  -----------
Robert L. Dubofsky..............................................................       22,000(1)(2)       *
Leon D. Feldman.................................................................      120,000(3)(4)         3.7
Sidney Horowitz.................................................................      295,875(3)(5)         8.9
Richard A. Horowitz.............................................................    1,236,300(3)(6)        34.1
Arthur Hug, Jr..................................................................           3,000(2)       *
Dennis Kalick...................................................................           2,000(2)       *
Earle K. Moore..................................................................           2,000(2)       *
Neil Novikoff...................................................................           2,000(2)       *
Marc A. Utay....................................................................          72,000(2)         2.2
Steel Partners II L.P...........................................................         435,000(7)        13.6
Lawndale Capital Management, LLC................................................         277,000(8)         8.6
All directors and executive officers as agroup (10 persons).....................       1,765,175(9)        47.6

------------------------

*   Less than 1%.

(1) Includes 5,000 shares owned by his child.

(2) Includes 2,000 shares issuable upon exercise of stock options.

(3) The address of Leon D. Feldman is 135 Golf View Drive, Jericho, New York 11753, the address of Richard A. Horowitz is in care of the Company, 300 Smith Street, Farmingdale, New York 11735 and the address of Sidney Horowitz is 20596 Links Circle, Boca Raton, Florida 33434.

(4) Includes 50,000 shares held by the Feldman Living Trust.

(5) Includes 99,988 shares owned by Grace Horowitz, wife of Sidney Horowitz, individually and as trustee for their daughter, and 400 shares owned by the Sidney and Grace Horowitz Foundation, as to all of which Sidney Horowitz disclaims beneficial ownership, and 87,000 shares issuable upon the exercise of stock options.

(6) Includes 22,400 shares owned by Linda Horowitz, wife of Richard A. Horowitz, individually and as Trustee for their daughter, and 660,000 shares owned by Linda Horowitz, individually, as to all of which Richard A. Horowitz disclaims beneficial ownership. Linda Horowitz has granted to her husband, Richard A. Horowitz, a ten year irrevocable proxy to vote the 660,000 shares owned by her. Also includes 418,500 shares issuable upon the exercise of stock options.

(7) Information obtained from a Schedule 13D, dated August 13, 1996, filed with the Securities and Exchange Commission by Steel Partners II, L.P. Steel Partners II, L.P. has sole voting and sole dispositive power over all shares held. The address of Steel Partners II, L.P. is 750 Lexington Avenue, 27th Floor, New York, New York 10022.

(8) Information obtained from a Schedule 13D, dated July 24, 1997, filed with the Securities and Exchange Commission by Lawndale Capital Management, LLC, Andrew E. Shapiro, Diamond A Partners, L.P. and Diamond A Investors, L.P. Lawndale Capital Management, LLC shares voting and dispositive power with Diamond A Partners, L.P. with respect to 233,600 shares and shares voting and dispositive power with Diamond A Investors, L.P. with respect to 43,400 shares. The address of each of the foregoing entities is One Sansome Street, Suite 3900, San Francisco, California 94104.

(9) Includes 507,000 shares issuable upon the exercise of stock options.

                             EXECUTIVE COMPENSATION

    The following table sets forth all cash and non-cash compensation for each of the past three fiscal years awarded to or earned by the Chief Executive Officer and the other executive officer whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                    ANNUAL COMPENSATION (2)       ----------------
                                               ---------------------------------     SECURITIES
                                                 FISCAL      SALARY      BONUS       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR         ($)      ($)(1)    OPTIONS/SARS(#)   COMPENSATION($)(3)
---------------------------------------------  -----------  ---------  ---------  ----------------  -------------------
Richard A. Horowitz..........................        1997     458,000    373,000        100,000             23,142
Chairman of the Board and                            1996     420,000    275,000         --                 20,799
Chief Executive Officer                              1995     385,000    184,000         --                 20,084

Leon D. Feldman                                      1997     306,000    202,000         --                 11,600
Executive Vice-President                             1996     290,000    150,000         --                 10,800
                                                     1995     275,000    100,000         --                 10,800

------------------------

(1) The Company has an incentive compensation bonus plan (the "Bonus Plan"). Under the terms of the Bonus Plan, the total bonuses paid to executive officers may not exceed 15% of the Company's pre-tax, pre-bonus income prior to any payments under the Bonus Plan. Allocations to the individuals set forth above are made at the discretion of the Board of Directors. Amounts are accrued in the year shown above and paid in the following year.

(2) No amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is less than the lesser of $50,000 or 10% of annual salary and bonus.

(3) The Company maintains a split-dollar life insurance policy on the life of Mr. Richard A. Horowitz and paid $1,007 allocated to the term portion of the split-dollar coverage for 1997. The actuarial equivalent of the value of the premiums paid by the Company for 1997, 1996 and 1995 based on certain assumptions regarding interest rates and periods of coverage was $11,542, $9,999 and $9,284, respectively. It is anticipated that the Company will recover the premiums on this policy or the cash surrender value thereof.

    For Messrs. Horowitz and Feldman, for 1997, 1996 and 1995 the amounts include, for Mr. Horowitz, and represent, for Mr. Feldman, $11,600, $10,800 and $10,800 in Company contributions to the defined contribution retirement plan (the "Plan"). The Plan covers all employees who do not receive pension benefits under a collective bargaining agreement, have been in the employ of the Company for at least one year and are at least 21 years of age. Contributions paid by the Company are 5% of the first $40,000 of each employee's salary and 8% of the balance up to $160,000 ($150,000 in 1996 and 1995). Upon leaving the Company, an employee may receive a lump sum payment of all amounts vested for him under the Plan, including earnings thereon.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table shows information concerning the grant of stock options during 1997 to the executive officers set forth in the Summary Compensation Table.

                                                    INDIVIDUAL GRANTS
                                           ------------------------------------
                                              NUMBER OF         % OF TOTAL
                                             SECURITIES       OPTIONS GRANTED
                                             UNDERLYING       TO EMPLOYEES IN    EXERCISE OR               GRANT DATE
                                           OPTIONS GRANTED         YEAR          BASE PRICE   EXPIRATION     PRESENT
NAME                                             (#)              FISCAL            $/SH)        DATE        VALUE $
-----------------------------------------  ---------------  -------------------  -----------  -----------  -----------
Richard A. Horowitz......................        70,000               47.4          5.70625      5/28/02    $ 138,600
                                                 30,000               20.3           5.1875      5/28/07       88,800

------------------------

    The options to purchase 70,000 shares of Class A Common Stock become exercisable at the rate of 17,500 a year commencing on January 1, 1999. The options to purchase 30,000 shares of Class A Common Stock are currently exercisable.

    The following table shows information concerning the exercise of stock options during 1997 by the executive officers set forth in the Summary Compensation Table and the fiscal year-end value of unexercised options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                             NUMBER OF
                                                                            SECURITIES       VALUE OF UNEXERCISED
                                                                            UNDERLYING           IN-THE-MONEY
                                                                            UNEXERCISED         OPTIONS/SAR'S
                                                                         OPTIONS/SAR'S AT     AT FISCAL YEAR-END
                                                                        FISCAL YEAR-END (#)          ($)
                                                SHARES                  -------------------  --------------------
                                              ACQUIRED ON     VALUE        EXERCISABLE/          EXERCISABLE/
NAME                                          EXERCISE #   REALIZED($)     UNEXERCISABLE        UNEXERCISABLE
--------------------------------------------  -----------  -----------  -------------------  --------------------
Richard A. Horowitz.........................      --           --          230,000/120,000     1,113,075/370,863
Leon D. Feldman.............................     100,000      453,225            100,000/0             556,250/0

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    Effective as of September 30, 1993, the Company entered into an employment agreement (the "Horowitz Employment Agreement") with Richard A. Horowitz. The Horowitz Employment Agreement provides for Richard Horowitz to serve as President of the Company for a term expiring on September 30, 2000, unless sooner terminated pursuant to the provisions of the Horowitz Employment Agreement. Pursuant to the Horowitz Employment Agreement, Richard Horowitz will receive an annual salary of $499,000 for the year ending December 31, 1998. Mr. Horowitz is also eligible to receive such increases in base compensation as the Board of Directors may from time to time grant to him and to receive such bonuses as the Board of Directors, in its discretion, may allocate to him. In the event of a "discharge" following a "change in control" of the Company (as each term is defined in the Horowitz Employment Agreement) Richard Horowitz will receive his annual salary and all benefits to which he is entitled under the Horowitz Employment Agreement for the remainder of the term thereof or a lump sum severance allowance in an amount equal to 2.99 times his "annualized includable compensation for the base period" (as defined in the Internal Revenue Code of 1986, as amended). Effective February 28, 1997, the Horowitz Employment Agreement was amended to extend the term thereof until February 28, 2004.

    Effective as of September 30, 1993, the Company entered into an employment agreement (the "Feldman Employment Agreement") with Leon D. Feldman. The Feldman Employment Agreement provides for Leon Feldman to serve as Executive Vice President, Secretary and Treasurer of the Company for a term expiring on September 30, 1998, unless sooner terminated pursuant to the provisions of the Feldman Employment Agreement. Pursuant to the Feldman Employment Agreement, Leon Feldman received an annual salary of $306,000 for the year ending December 31, 1997. In connection with his retirement, the Feldman Employment Agreement was terminated on April 30, 1998.

REPORT ON EXECUTIVE COMPENSATION

    The Company does not have a compensation committee. The Board of Directors reviews the annual compensation of the Company's executive officers. Each executive officer's compensation includes salary and a performance bonus. In 1986, the Company established the Bonus Plan for its executive officers that provides for the payment of a cash bonus not to exceed, in the aggregate, 15% of the Company's pre-tax, pre-bonus income. In 1997 Messrs. Horowitz and Feldman received bonuses of $373,000 and $202,000, respectively, under the Bonus Plan.

    In determining the executive officers' base compensation for the ensuing fiscal year, the Board of Directors considers the individual officer's job performance and level of responsibility, prior years' compensation, number of years of employment with the Company and the rate of inflation. Aggregate increases for 1997 were 9% for Richard A. Horowitz and 5.5% for Leon D. Feldman.

    The Board does not have a specific policy with respect to the deductibility of compensation and the limits imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. However, to date, compensation payable to the Company's executive officers has not been affected by the deduction limits.

         MEMBERS OF THE BOARD OF DIRECTORS

ROBERT L. DUBOFSKY                     ARTHUR HUG, JR.
LEON D. FELDMAN                        DENNIS KALICK
RICHARD A. HOROWITZ (Chairman)         EARLE K. MOORE
SIDNEY HOROWITZ                        MARC A. UTAY

                        COMPANY STOCK PERFORMANCE GRAPH

    The following performance graph compares the five-year cumulative return of the Class A Common Stock to the total returns of the Nasdaq Stock Market (U.S.A.) Index and a composite group comprised of companies with approximately the same market capitalization as the Company as of December 31, 1992. Such composite group was used because the Company engages in several different lines of businesses and an applicable peer group does not exist. In addition to the Company, the following companies are included in the index: 4 Kids Entertainment, Inc., Driver Harris Co. Inc., Energy West, Inc., Halsey Drug Corp., Harris & Harris Group, Inc., Presidential Realty Corp., TSR, Inc. and Wendi-Bristol Health Corp. Each case assumes a $100 investment on December 31, 1992 and reinvestment of any dividends. Cumulative returns are at December 31 of each year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           P&F INDUSTRIES, INC.   PEER GROUP     NASDAQ
12/31/92                  $ 100         $ 100       $ 100
12/31/93                  $ 140         $ 115       $ 116
12/30/94                  $ 170          $ 87       $ 113
12/29/95                  $ 190          $ 98       $ 159
12/31/96                  $ 290         $ 143       $ 196
12/31/97                  $ 580         $ 142       $ 239

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 1997, except that Marc A. Utay filed one Form 4 late with respect to shares of Class A Common Stock issued upon the exercise of a warrant.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    In October 1992, the Company made an unsecured loan to Mr. Richard A. Horowitz, evidenced by a promissory note (the "Note") in the amount of $125,000, for the purchase by Mr. Horowitz of Class A Common Stock from an unaffiliated third party. The Note was payable on demand with interest at the annual rate charged by the Company's lender at the time the Note was issued. The final $40,000 outstanding balance on the Note was repaid on March 17, 1997.

    The Company and Sidney Horowitz are parties to a Consulting Agreement, which will terminate on October 31, 1998, pursuant to which Mr. Horowitz receives $200,000 in annual consulting fees.

                             SELECTION OF AUDITORS

    The Board of Directors, upon the recommendation of its Audit Committee, has selected BDO Seidman, LLP as independent certified public accountants for the Company, to audit and report upon the consolidated financial statements for the 1998 fiscal year, and the Board is submitting this matter to the stockholders for their ratification. The affirmative vote of a majority of the shares of Class A Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for the ratification of the selection of BDO Seidman, LLP. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
              FOR APPROVAL OF THE SELECTION OF BDO SEIDMAN, LLP AS
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

    Stockholder proposals intended for inclusion in the proxy material for the 1999 Annual Meeting of Stockholders, and nominations for directors to be elected at the 1999 Annual Meeting of Stockholders, each must be received by the Secretary of the Company at the Company's offices at 300 Smith Street, Farmingdale, New York 11735 not prior to October 30, 1998 and not later than December 29, 1998 in order for such proposals and nominations to be included in the proxy materials for the 1998 Annual Meeting of Stockholders. Any stockholder interested in making a proposal or nominating a director is referred to the Company's By-laws.

ADDITIONAL INFORMATION AND OTHER MATTERS

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Commission may be obtained free of charge by writing to the Company, 300 Smith Street, Farmingdale, New York 11735;
Attention: Secretary of the Company.

    Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters mentioned above, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

                                          By order of the Board of Directors,
                                          Joseph A. Molino, Jr.
                                          SECRETARY

Date: April 30, 1998

PROXY                         P&F INDUSTRIES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1998

    The undersigned hereby appoints RICHARD A. HOROWITZ and JOSEPH A. MOLINO, JR., or either one of them, attorney with full power of substitution and revocation to each, for an in the name of the undersigned, with all powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in P&F Industries, Inc. at the Annual Meeting of Stockholders to be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 27, 1998 at 10:00 a.m. and at any adjournment thereof, for the following matters.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                  (Continued, and to be signed on reverse side)

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                 FOR THE NOMINEES LISTED      WITHHOLD AUTHORITY
                (EXCEPT AS MARKED TO THE   TO VOTE FOR THE NOMINEES
                     CONTRARY BELOW)             LISTED BELOW
1.  Election of two      /    /                     /    /        NOMINEES:  Richard A. Horowitz
    directors, as set                                                        Earle K. Moore
    forth to right, for
    a term of three years
    (expiring in 2001) and until their
    successors are duly elected and qualified.

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S
NAME ON THE LINE PROVIDED BELOW.

_______________________________________________


                                                FOR     AGAINST     ABSTAIN
2. Ratification of the selection of auditors.  /  /      /  /         /  /

3. In their discretion upon any other matters which may properly come before the meeting.

   THIS PROXY WIL BE VOTED AS SPECIFIED ABOVE.

   IMPORTANT - PLEASE VOTE, SIGN AND RETURN THE PROXY AS
   SOON AS POSSIBLE SO THAT IT WILL ARRIVE BEFORE THE ANNUAL MEETING ON MAY 27, 1998.





SIGNATURE(S)___________________________________ DATE_________, 1998
NOTE: Please sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name shown, including the case of joint tenants, each party should sign.